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                    [COOPERS & LYBRAND L.L.P. LETTERHEAD]


                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Chase Industries Inc. on Form S-8 of our report dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedules of Chase Industries Inc. (formerly Chase Brass Industries, Inc.) as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 which report is included in the Chase Industries Inc. annual report on Form 10-K, filed on March 18, 1997.



                                     /s/ COOPERS & LYBRAND L.L.P.
                                     -------------------------------

                                     COOPERS & LYBRAND L.L.P.


Detroit, Michigan
May 29, 1997